As filed with the Securities and Exchange Commission on August 25, 2022
Registration No. 333-267016

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No. 1
to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Gelesis Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Delaware (State or other jurisdiction of incorporation or organization)	2834 (Primary Standard Industrial Classification Code Number)	84-4730610 (I.R.S. Employer Identification Number)
501 Boylston Street, Suite 6102
Boston, MA 02116
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Yishai Zohar
Chief Executive Officer
Gelesis Holdings, Inc.
501 Boylston Street, Suite 6102
Boston, MA 02116
(617) 456-4718
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
James Barrett, Esq. Ettore Santucci, Esq. Jocelyn Arel, Esq. Goodwin Procter LLP 100 Northern Avenue Boston, MA 02210 (617) 570-1000	David Abraham General Counsel and Secretary Gelesis Holdings, Inc. 501 Boylston Street, Suite 6102 Boston, MA 02116 (617) 456-4718
Approximate date of commencement of proposed sale of the securities to the public: From time to time after this Registration Statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”) check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
Gelesis Holdings, Inc. is filing this Amendment No. 1 to its registration statement on Form S-1 (File No. 333-267016) (the “Registration Statement”) as an exhibit-only filing. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement (and its corresponding index), the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

Item 16.   Exhibits and Financial Statement Schedules.
The financial statements filed as part of this prospectus are listed in the index to the financial statements immediately preceding such financial statements, which index to the financial statements is incorporated herein by reference.
Exhibit Number	Description
2.1*	Business Combination Agreement, dated as of July 19, 2021, by and among Capstar Special Purpose Acquisition Corp., CPSR Gelesis Merger Sub, Inc. and Gelesis, Inc. (incorporated by reference to Annex A to the Proxy Statement/Prospectus filed by the Company on December 27, 2021).
2.2	Amendment to Business Combination Agreement, dated as of November 8, 2021, by and among Capstar Special Purpose Acquisition Corp., CPSR Gelesis Merger Sub, Inc. and Gelesis, Inc. (incorporated by reference to Annex A-1 to the Proxy Statement/Prospectus filed by the Company on December 27, 2021)
2.3	Second Amendment to Business Combination Agreement, dated as of December 30, 2021, by and among Capstar Special Purpose Acquisition Corp., CPSR Gelesis Merger Sub, Inc. and Gelesis, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on January 3, 2022).
3.1	Amended and Restated Certificate of Incorporation of Gelesis Holdings, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by the Company on January 20, 2022).
3.2	Amended and Restated Bylaws of Gelesis Holdings, Inc. (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed by the Company on January 20, 2022).
4.1	Warrant Agreement, dated July 1, 2020, between the Company and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by Capstar Special Purpose Acquisition Corp. on July 8, 2020).
4.2	Form of Promissory Note (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on July 29, 2022).
4.3	Form of Warrant to Purchase Common Stock of Gelesis Holdings, Inc. (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed by the Company on July 29, 2022).
4.4	Warrant to Purchase Common Stock of Gelesis Holdings, Inc., dated August 4, 2022, issued to CMS Bridging DMCC (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by the Company on August 10, 2022).
5.1	Opinion of Goodwin Procter LLP.
10.1	Form of Sponsor Letter Agreement (incorporated by reference to Exhibit A to Annex A to the Proxy Statement/Prospectus filed by the Company on December 27, 2021).
10.2	Amendment to Sponsor Letter Agreement, dated as of November 8, 2021 (incorporated by reference to Annex A-2 to the Proxy Statement/Prospectus filed by the Company on December 27, 2021).
10.3	Form of Subscription Agreement (incorporated by reference to Exhibit B to Annex A to the Proxy Statement/Prospectus filed by the Company on December 27, 2021).
10.4	Form of Transaction Support Agreement (incorporated by reference to Exhibit C to Annex A to the Proxy Statement/Prospectus filed by the Company on December 27, 2021).
10.5	Form of Amended and Restated Registration and Stockholder Rights Agreement (incorporated by reference to Exhibit D to Annex A to the Proxy Statement/Prospectus filed by the Company on December 27, 2021).
10.6†	Gelesis Holdings, Inc. 2021 Stock Option and Incentive Plan (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed by the Company on January 20, 2022).

Exhibit Number	Description
10.7†	2016 Gelesis Holdings, Inc. Stock Option and Grant Plan (incorporated by reference to Exhibit 10.6 to the Registration Statement on Form S-4 filed by the Company on August 10, 2021).
10.8	Royalty Assignment Agreement, dated as of December 18, 2009, by and among PureTech Ventures, LLC, Gelesis, Inc. and Gelesis LP (incorporated by reference to Exhibit 10.7 to the Registration Statement on Form S-4/A filed by the Company on October 5, 2021)
10.9§
Third Amended and Restated Supply and Distribution Agreement, dated June 14, 2022, between Gelesis Holdings, Inc. and Roman Health Pharmacy LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on June 21, 2022).

10.10§
Pharmaceutical Distribution Agreement, dated as of Feb 12, 2020, between Gelesis, Inc. and Specialty Medical Drugstore, LLC (d/b/a GoGoMeds) (incorporated by reference to Exhibit 10.9 to the Registration Statement on Form S-4/A filed by the Company on October 5, 2021)

10.11§
License, Collaboration and Supply Agreement, dated June 18, 2020, by and between Gelesis, Inc. and CMS Bridging DMCC (incorporated by reference to Exhibit 10.10 to the Registration Statement on Form S-4/A filed by the Company on October 5, 2021).

10.12*	Amended and Restated Registration and Stockholder Rights Agreement, dated January 13, 2022, by and among the Company and the stockholders party thereto (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed by the Company on January 20, 2022).
10.13†
Employment Agreement, dated as of July 16, 2021, by and between Gelesis Holdings, Inc. and Yishai Zohar (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed by the Company on January 20, 2022).

10.14†
Employment Agreement, dated as of July 27, 2021, by and between Gelesis Holdings, Inc. and David Pass (incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed by the Company on January 20, 2022).

10.15†
Employment Agreement, dated as of July 19, 2021, by and between Gelesis Holdings, Inc. and Elliot Maltz (incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K filed by the Company on January 20, 2022).

10.16	Form of Director Indemnification Agreement (incorporated by reference to Exhibit 10.12 to the Current Report on Form 8-K filed by the Company on January 20, 2022).
10.17	Form of Officer Indemnification Agreement (incorporated by reference to Exhibit 10.13 to the Current Report on Form 8-K filed by the Company on January 20, 2022).
10.18†	2006 Gelesis Holdings, Inc. Stock Incentive Plan (incorporated by reference to Exhibit 10.8 to the Annual Report on Form 10-K filed by the Company on April 1, 2022).
10.19	Amendment, dated August 4, 2022, to License, Collaboration and Supply Agreement by and between the Subsidiary and CMS Bridging DMCC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on August 10, 2022).
10.20	Common Stock Purchase Agreement, dated August 11, 2022, by and between the Company and B. Riley Principal Capital II, LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on August 12, 2022).
10.21	Registration Rights Agreement, dated August 11, 2022, by and between the Company and B. Riley Principal Capital II, LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on August 12, 2022).
21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 to the Current Report on Form 8-K filed by the Company on January 20, 2022).
23.1#	Consent of KPMG LLP.
23.2#	Consent of Marcum LLP.
23.3	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

Exhibit Number	Description
24.1#	Power of Attorney (included on the signature page of this registration statement on Form S-1).
107#	Filing Fee Table

*
Schedules and exhibits to this Exhibit omitted pursuant to Regulation S-K Item 601(a)(5). The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

†
Indicates a management contract or compensatory plan.

§
Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit in accordance with the rules of the Securities and Exchange Commission.

#
Previously filed.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on August 25, 2022.
GELESIS HOLDINGS, INC.
By:
/s/ Yishai Zohar

Name: Yishai Zohar
Title: Chief Executive Officer
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on August 25, 2022.
Signature	Title	Date
/s/ Yishai Zohar Yishai Zohar	Director, President, and Chief Executive Officer (Principal Executive Officer)	August 25, 2022
/s/ Elliot Maltz Elliot Maltz	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 25, 2022
* Alison Bauerlein	Director	August 25, 2022
* Kathryn Cavanaugh	Director	August 25, 2022
* Clayton Christopher	Director	August 25, 2022
* Paul Fonteyne	Director	August 25, 2022
* Raju Kucherlapati	Director	August 25, 2022
* Dominic Perks	Director	August 25, 2022
* Jane Wildman	Director	August 25, 2022
*By: /s/ Elliot Maltz Elliot Maltz Attorney-in-Fact